UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. ______)

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BROWNIE’S MARINE GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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BROWNIE’S MARINE GROUP, INC.

940 N.W. 1st Street

Fort Lauderdale, Florida 33311

(954) 462-5570

Dear Shareholder:

We are furnishing this Information Statement to the holders of the Common Stock of Brownie’s Marine Group, Inc., a Nevada corporation (the “Company”), in connection with the determination of our Board of Directors that it is in the best interest of the Company and our shareholders to authorize the Board of Directors to undertake a reverse split (the “Reverse Split”) of all outstanding shares of Common Stock by a factor of one-for-one thousand three hundred fifty (1-for-1,350) at such time and as the Board of Directors shall determine.  Fractional shares will be rounded up to the nearest whole share.

As permitted by Nevada law and our Articles of Incorporation, as amended, the Company has received written consents from the holders of approximately 51% of the voting power of our Common Stock (collectively our “Majority Shareholders”) approving the Reverse Split.

Shareholders of the Company are not entitled to exercise dissenters’ rights in connection with the Reverse Split.

The Reverse Split described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE REVERSE SPLIT. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE REVERSE SPLIT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Reverse Split, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission. We may provide only one copy of the Information Statement to shareholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

Very truly yours, /s/ Robert Carmichael Robert Carmichael Chief Executive Officer Fort Lauderdale, Florida June 24, 2013

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BROWNIE’S MARINE GROUP, INC.

INFORMATION STATEMENT

TABLE OF CONTENTS

Page No.

Introduction	1

Summary Information In Question And Answer Format	2

Prior Shareholder Approval	4

Voting Securities And Principal Holders Thereof	4

Reverse Stock Split	5

Where You Can Find Additional Information	13

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INFORMATION STATEMENT

BROWNIE’S MARINE GROUP, INC.

940 N.W. 1st Street
Fort Lauderdale, Florida 33311

(954) 462-5570

Introduction

This Information Statement is being furnished to the shareholders of Brownie’s Marine Group, Inc., a Nevada corporation (the “Company”), in connection with the prior approval by our Board of Directors and the approval by written consent of the Majority Shareholders to authorize the Board of Directors to undertake a Reverse Split of all outstanding shares of Common Stock by a factor of one-for-one thousand three hundred fifty (1-for-1,350) at such time and as the Board of Directors shall determine. Fractional shares will be rounded up to the nearest whole share.

The Board of Directors believes that consummation of the Reverse Split is in the best interests of the Company and its shareholders. Accordingly, on May 31, 2013, the Board unanimously approved the Reverse Split and directed that they be submitted for shareholder approval.

Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company’s Common Stock, par value $.0001 per share (“Common Stock”) is required to approve the Reverse Split. Under our Articles of Incorporation, as amended, each share of Common Stock is entitled to one vote per share. As of May 31, 2013, there were outstanding 3,297,758,055 shares of Common Stock. As permitted by the Nevada Revised Statutes, on May 31, 2013, the Company received a written consent in lieu of a meeting of shareholders from holders of an aggregate of 1,682,103,645 shares of our Common Stock representing approximately 51% of the total Common Stock voting rights approving the Reverse Split.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE REVERSE SPLIT. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE REVERSE SPLIT.

The Reverse Split will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders.

This Information Statement is furnished for the purposes of informing shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Reverse Split before it is consummated. This Information Statement is first being mailed on or about June 24, 2013 to holders of record of Common Stock as of the close of business on June 21, 2013.

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements, including statements regarding our “expectations,” “beliefs,” “goals,” “hopes,” “strategies,” and the like. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking those safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, as well as other risks and uncertainties that are described in the Company’s filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

Summary Information In Question And Answer Format

The following information in question and answer format summarizes many of the material terms of the Company’s proposed Reverse Split.  For a complete description of the terms and conditions of the Reverse Split, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

What Vote Is Required To Approve The Reverse Split?

Approval of the Reverse Split requires the affirmative vote of the holders of not less than a majority of the Company’s outstanding Common Stock. While there are currently 425,000 shares of Preferred Stock issued and outstanding, pursuant to Nevada law such securities did not vote with the Common Stock in respect to the approval of the Reverse Split.

Who Voted in Favor Of The Shareholder Action?

Shareholders owning an aggregate of 1,682,103,645 shares of our Common Stock voted in favor of the Reverse Split. Those shares represent approximately 51% of the voting power of Common Stock outstanding. Such shareholders shall be referred to as the “Majority Shareholders”.

Will the Shareholders That Voted In Favor of the Reverse Split Have Any Special Interest In The Shareholder Action?

No. None of the Majority Shareholders that voted in favor of the Reverse Split will have any interest in the Reverse Split different than the interest of all shareholders of the Company. However, Robert Carmichael, chief executive officer of the Company, as the holder of 425,000 shares of Series A Preferred Stock, may be deemed to have an interest in the Reverse Split, as the voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 250 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law. For purposes of approving the Reverse Split, the voting rights of the outstanding Series A Preferred Stock were not included with the Common Stock. Furthermore, the Chief Executive Officer’s monthly salary is currently payable in Common Stock.

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Why Isn’t the Company Holding A Shareholders Meeting To Vote On the Proposed Reverse Split?

In order to lawfully close on the proposed Reverse Split, Nevada law requires that a majority of shares of Common Stock vote in favor of the proposed Reverse Split. The shareholders voting in favor of the proposed Reverse Split represent approximately 51% of the voting power of Common Stock. Therefore, management concluded that because approving a transaction by the written consent of shareholders can be faster than distributing a notice of meeting and proxy statement, and conducting a shareholder’s meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Reverse Split, management and the Board of Directors decided not to conduct a meeting of shareholders. Instead, the Majority Shareholders, representing a majority of the voting power of Common Stock signed written consents approving the Reverse Split and the transactions contemplated thereby.

What Rights Do Shareholders Have To Dissent From The Shareholder Action?

Company shareholders do not have dissenters’ rights or the right to seek the appraisal of their shares under Nevada law.

What Are The Income Tax Consequences Of The Shareholder Action?

There will be no federal or state income tax consequences to our Shareholders as a result of the Reverse Split.

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Prior Shareholder Approval

Our ability to undertake the Reverse Split without a meeting of our Shareholders is authorized by Section 78.320 of the Nevada Revised Statutes and our Articles of Incorporation and Bylaws.  The Nevada Revised Statutes generally provides that a Nevada corporation may substitute for action on a matter by its shareholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least a majority of the voting power of the Company’s outstanding capital stock present and voted. In accordance with this provision, we obtained the written consent of the Majority Shareholders to the Reverse Split. As a result of the action of the Majority Shareholders, we are not soliciting proxies, and there will be no further shareholder action on the Reverse Split. Holders of record of the Company’s Common Stock are entitled to notice of the action taken by written consent approving the Reverse Split.

Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the outstanding shares of our Common Stock as of the Record Date, was required to approve the Reverse Split. Each holder of Common Stock was entitled to one vote on the matter, for each share of Common Stock held by such shareholder. As of May 31, 2013, there were outstanding 3,297,758,005 shares of Common Stock. As of that date, the Majority Shareholders held 1,682,103,645 shares of Common Stock or approximately 51% of the total votes entitled to be cast by all holders of our Common Stock. The action by written consent approving the Reverse Split was dated May 31, 2013.

Dissenters’ Rights

In accordance with the Nevada Revised Statutes, our shareholders do not have dissenters’ or appraisal rights in connection with the Reverse Split.

Certain Federal Income Tax Consequences

The Reverse Split will not result in any impact on our shareholders for federal and state income tax purposes.

Government Approvals

Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the Nevada Revised Statutes in connection with the Reverse Split, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Reverse Split.

Voting Securities And Principal Holders Thereof

As of May 31, 2013, there were outstanding 3,297,758,005 shares of Common Stock, $0.0001 par value. The table shows the number of shares beneficially owned as of May 31, 2013, by our Directors and Officers and shareholders owning more than 5% of outstanding Common Stock. Each person has sole voting and investment power with respect to the shares shown, except as noted. While there are currently 425,000 shares of Preferred Stock issued and outstanding, pursuant to Nevada law such securities did not vote with the Common Stock in respect to the approval of the Reverse Split. A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from May 31, 2013, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 940 NW 1st Street, Fort Lauderdale, Florida 33311.

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	Amount and Nature of Beneficial Ownership
	Common Stock			Series A Preferred Stock(3)
Name and Address of Beneficial Owner	# of Shares		% of Class	# of Shares	% of Class	% of Total Vote
Robert M Carmichael Brownie’s Marine Group, Inc. 940 NW 1st Street Fort Lauderdale, FL 33311	615,497,272	(1)	18.2%	425,000	100%	20.3%

Mikkel Pitzner Brownie’s Marine Group, Inc. 940 NW 1st Street Fort Lauderdale, FL 33311	293,733,923	(2)	8.9%	-0-	---%	8.5%

All officers and directors as a Group (2 person)	859,231,195	(1)(2)	26.8%	425,000	100%	28.9%

(1)   Includes the following: aggregate of 415,000 shares underlying currently exercisable options and 42,500,000 shares issuable upon conversion of 425,000 shares of Series A Preferred Stock. Also includes 50,000,000 shares that are issuable pursuant to a bonus granted on November 12, 2012 and vested May 2, 2013, but remain unissued.

(2)   Includes 75,000 shares underlying currently exercisable options.

(3)   The Series A Preferred Stock votes with the Company’s common stock, except as otherwise required under Nevada law and entitled the holder to 250 votes per share of preferred stock. The voting rights are unaffected by the reverse split ratio.

Reverse Stock Split

Summary of Reverse Split

The Reverse Split authorizes our Board of Directors to undertake, at their discretion, a one-for-one thousand three hundred fifty (1-for-1,350) Reverse Split of our outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock.  Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split.  Fractional shares, options and warrants will be rounded up to the nearest whole. We will be authorized to implement the Reverse Split within the foregoing parameters if we chose to do so at any time and until such time as the authorization is revoked by a majority vote of our shareholders at a future regular or special meeting of the our shareholders.

The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders.  There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

The Reverse Stock Split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of our Common Stock.  The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and the number of shares issuable upon exercise or conversion will be reduced by the same factor.  All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our Common Stock shall remain unchanged.

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Reason for Reverse Split and Effect of Increasing the Number of Authorized Shares

Over the past 36 months we have issued several convertible notes to unrelated third parties in consideration of funding, settlement and payment of liabilities and acquisition of certain assets. As of May 31, 2013, the Company had issued and outstanding convertible promissory notes in the aggregate amount of $718,410. The Company’s convertible notes have conversion rates ranging from a 44% discount to market price up to $0.000275 per share; therefore, a decline in market price impacts the number of shares convertible. As of May 31, 2013, based on a closing price per share of $0.0002 per share as reported on the OTC Market and the lowest price per share of $0.0001 per share over the 10 trading days prior, such notes are convertible into approximately 7,197,652,112 shares of Common Stock. As of May 31, 2013 the Company's authorized capital stock consisted of 5,000,000,000 shares of Common Stock, of which 3,297,758,005 shares were issued and outstanding. We currently do not have sufficient authorized, but unissued shares of Common Stock to eliminate outstanding convertible debt through stock conversions of the notes.

In addition, on April 21, 2011, the Company issued 425,000 shares of preferred stock, designated as Series A Convertible Preferred Stock, to Robert Carmichael in consideration for forgiveness of $42,500 due under the Note payable to Chief Executive Officer. The Series A Convertible Preferred Stock may be converted to common stock at a rate of $.01 per share, or 42,500,000 shares of common stock, subject to adjustment. Furthermore, the Chief Executive Officer’s monthly salary is currently payable in Common Stock calculated based on a monthly weighted average share factor of .70, or a 30% discount. The shares will not vest until six months after the last day of each month, continued employment is also a requirement for vesting, and shares will not be issuable until vested.

The Company also had issued and outstanding options to purchase up to 400,000 shares of common stock pursuant to its Equity Incentive Plan, included options to purchase an aggregate of 150,000 shares of common stock held by members of the Company’s board of directors.

The actual number of shares required to convert or extinguish the Company’s outstanding convertible debt will depend on factors such as the amount of cash payments made by the Company to satisfy these obligations, the trading price of the Common Stock, and the ability of management to negotiate, modify, or extinguish portions of the outstanding convertible debt described above. The conversions will result in substantial dilution to the Company’s current shareholders.

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Following the effectiveness of the Articles of Amendment, subject to the rounding up of fractional shares to the nearest whole number, our capitalization will change as follows and assuming the conversions above as of May 31, 2013:

Capitalization Prior to the Articles of Amendment:
Common Stock:
Authorized for Issuance:	5,000,000,000
Outstanding:	3,297,758,005
Available for Issuance:	1,702,241,995
Reserved for Issuance:	7,240,552,112
Unreserved and Available for Issuance (shortfall):	(5,538,310,117)
Preferred Stock:
Authorized for Issuance:	10,000,000
Outstanding:	425,000	*
Reserved for Issuance:	0
Available for Issuance:	9,575,000

Capitalization Immediately Following the Reverse Split
Common Stock:
Authorized for Issuance:	5,000,000,000
Outstanding:	2,442,784
Available for Issuance:	4,997,557,216
Reserved for Issuance:	5,363,372
Unreserved and Available for Issuance:	4,992,193,844
Preferred Stock:
Authorized for Issuance:	10,000,000
Outstanding:	425,000	*
Reserved for Issuance:	0
Available for Issuance:	9,575,000

*The 425,000 outstanding shares of Series A Preferred Stock votes with the Company’s common stock, except as otherwise required under Nevada law and entitles the holder to 250 votes per share. The voting rights are unaffected by the reverse split ratio.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

-	conversion and extinguishment of convertible debt and securities
-	future acquisitions
-	investment opportunities
-	stock splits
-	stock dividends or other distributions
-	future financings and other corporate purposes

The Company is actively discussing financing alternatives which may result in the issuance of additional shares of Common Stock. Other than converting and extinguishing current outstanding convertible debt or other securities reference above or in the Company’s Form 10-Q Quarterly Report for the period ended March 31, 2013, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of common stock.

The additional shares of common stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. No further shareholder approval is required to issue the additional shares. These shares will have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

Principal Effects of the Reverse Split

If implemented, the principal effects of a reverse stock split would include the following:

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•	Every one thousand three hundred fifty (1,350) outstanding shares of the Common Stock will be combined into one new share of Common Stock;
•	The number of shares of Common Stock issued and outstanding will be reduced proportionately;
•	The total number of shares of Common Stock and preferred stock the Company is authorized to issue will be unchanged;
•	Appropriate adjustments will be made to stock options exercisable for shares of Common Stock granted under the Company’s stock option plans to maintain the economic value of the awards;
•	Proportionate adjustments would be made to the per share exercise price and conversion price and the number of shares issuable upon the exercise of all outstanding options and warrants or conversion of Series A Preferred Stock and conversion of convertible notes entitling the holders thereof to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for the Common Stock upon exercise of such options or warrants or conversion of preferred stock or convertible notes immediately preceding the reverse stock split; and

•	The voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 250 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law.

The Common Stock resulting from the Reverse Split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the Common Stock under the Securities Exchange Act of 1934.

The reverse stock split will be affected simultaneously for all of our Common Stock and the exchange number will be the same for all of our Common Stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s Common Stock (the aggregate value of all the Company’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split. The actual number of shares required to convert or extinguish certain of the Company’s outstanding convertible debt will depend on the trading price of the Common Stock, and the ability of management to negotiate, modify, or extinguish portions of the outstanding convertible debt.

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If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s Common Stock may not improve.

While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

A decline in the market price of the Company’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is affected and the market price of the Company’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s Common Stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s Common Stock.

The Board may delay or abandon the Reverse Split as it determines is advisable considering relevant market conditions from time to time. The Board believes that approval of this discretion provides the Board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the Company, and to therefore act in the best interests of the Company and its shareholders.

Procedure for Effecting a Reverse Stock Split and Effect on Stock Certificates

If the Board of Directors decides to implement the Reverse Stock Split, the Company will be required to file with the Secretary of State of the State of Nevada articles of amendment to the Company’s Articles of Incorporation (as previously amended). The Reverse Stock Split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our Common Stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

Upon the effectuation of any Reverse Split, we intend to treat shareholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the Reverse Split for their beneficial holders, holding the stock in "street name."  However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split.  If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Our registered shareholders may hold some or all of their shares electronically in book-entry form.  These shareholders will not have stock certificates evidencing their ownership of the stock. These shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts.  If you hold shares in book-entry form, you do not need to take any action to receive your new shares.  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

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Some of our registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form.  If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate.  If a Reverse Split is effected, shareholders may continue to make sales or transfers using their old stock certificates.  On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor.  Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

The Reverse Split will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which shall occur at such time as determined by the Board of Directors, but no sooner than 20-days after the mailing of this Information Statement. The Board of Directors, at its discretion, may file the Articles of Amendment or abandon it, if the Board of Directors determines that such action is not in the best interests of the Company and its shareholders.

No Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our Common Stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

Authorized Shares

The Reverse Split would not change the number of authorized shares of our Common Stock designated in our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares available for issuance under our authorized pool of Common Stock would increase from approximately 1,702,241,995 shares to approximately 4,992,193,044 shares.

Potential Anti-Takeover Effect

The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of Common Stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our Board of Directors could, without further shareholder approval, strategically sell shares of our Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our Common Stock or obtain control of the Company.

Our Articles of Incorporation and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles of Incorporation to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

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The voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 250 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law. Such shares are held by the Company’s chief executive officer. The Reverse Split will significantly increase the voting percentage of the Series A Preferred Stock.

Other Effects on Outstanding Shares

If the Reverse Split is implemented, the rights and preferences of the outstanding shares of our Common Stock would remain the same after the Reverse Split. Each share of Common Stock issued pursuant to the Reverse Split would be fully paid and nonassessable.

In addition, the Reverse Split would result in some shareholders owning “odd-lots” of fewer than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Interest of Certain Persons on Matters to be Acted Upon

Robert Carmichael, chief executive officer of the Company, as the holder of 425,000 shares of Series A Preferred Stock, may be deemed to have an interest in the Reverse Split, as the voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 250 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law. Furthermore, the Chief Executive Officer’s monthly salary is currently payable in Common Stock calculated based on a monthly weighted average share factor of .70, or a 30% discount. The shares will not vest until six months after the last day of each month, continued employment is also a requirement for vesting, and shares will not be issuable until vested.

Accounting Effects of the Reverse Split

Following the effective time of the Reverse Split, the par value of our Common Stock will remain at $.0001 per share. Accordingly, the aggregate par value of the issued and outstanding shares of our Common Stock, and therefore the stated capital associated with our Common Stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Split is effected, all share and per share information in our financial statements will be restated to reflect the Reverse Split for all periods presented in our future filings, after the effective time of the amendment, with the SEC, as applicable. Shareholders’ equity will remain unchanged.

Public Trading – New Symbol

If our Board of Directors elects to implement a Reverse Split, it is likely that the Reverse Split will be implemented at a point in time when the Company’s shares of Common Stock are trading on the Over-The-Counter Market and quoted on the OTC Electronic Bulletin Board or the OTC Market, Inc.’s OTC.QB or OTC.Pink. As a result, in order to implement a Reverse Split, our board of directors will be required to notify the FINRA of the Reverse Split, the desired Reverse Split ratio, and other information that the FINRA will require in order to approve and implement the split. In addition, the Company will notify the FINRA of the effective date of the Reverse Split, which will be deemed a “dividend distribution date” notwithstanding the fact that there will, in fact, be no distribution to our shareholders. Once the FINRA has approved the Reverse Split, it may, but is not required to assign to the Company’s post Reverse Split Common Stock a new trading ticker symbol. Once the effective date has been established and the new ticker symbol assigned, we will publish a press release informing our shareholders and other members of the investment community of the effective date of the Reverse Split and the Company’s new post-split ticker symbol. On the effective date of the Reverse Split, our shares will begin trading under the new ticker symbol and the trading price, number of shares, market capitalization and other share and per share information pertaining to the Company’s shares of Common Stock will reflect the post Reverse Split ratios.

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No Appraisal Rights

Shareholders do not have appraisal rights under Nevada Revised Statutes or under the Company’s Articles of Incorporation (as amended) in connection with the Reverse Split.

Reservation of Right to Abandon Reverse Stock Split

The Company reserves the right to abandon the Reverse Split without further action by the shareholders at any time before the effectiveness of the Reverse Split.

Circular 230 Tax Disclosures

Certain federal income tax consequences of the proposed transactions described herein are discussed below in the Sections entitled “Certain Federal Income Tax Consequences of the Reverse Stock Split”.  These discussions are based upon the Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Company has not and will not request a ruling from the Internal Revenue Service, nor an opinion of counsel, regarding these tax issues. Further, these discussions do not address all federal income tax consequences that may be relevant to a particular holder of shares of Common Stock or options or warrants to acquire Common Stock, or any foreign, state or local tax considerations.

The following disclosures are intended to comply with applicable Treasury Regulations. The discussions of certain federal income tax consequences referenced above and set forth below are not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. These discussions of certain federal income tax consequences are not written to support the promotion or marketing of the transactions described herein. Accordingly, holders of Common Stock and warrants and options to acquire Common Stock are strongly urged to seek advice based on each holder’s own particular circumstances from an independent tax advisor.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities in effect as of the date of this Information Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of Common Stock held immediately prior to the effective time of the Reverse Split were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

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The Company believes that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

•	The Company will not recognize any gain or loss as a result of the Reverse Split.

•	Shareholders will not recognize any gain or loss as a result of the Reverse Split.

•	The aggregate adjusted basis of the shares of each class of the Common Stock held following the Reverse Split will be equal to the shareholder’s aggregate adjusted basis immediately prior to the Reverse Split.

•	A shareholder’s holding period for the Common Stock the shareholder continues to hold after the Reverse Split will include the holding period for the Common Stock held immediately prior to the Reverse Split.

The Company’s belief regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, the Company urges shareholders to consult with their personal tax advisors with respect to all of the potential tax consequences of the Reverse Split.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(202) 942-8088. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our public filings are also available to the public from commercial document retrieval services.

SIGNATURES

Respectfully submitted,

BROWNIE’S MARINE GROUP, INC.

Date: June 24, 2013	By:	/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer

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